UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report: April 7, 2015 (Date of earliest event reported: April 1, 2015)

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.          Completion of Acquisition or Disposition of Assets.

          On April 1, 2015, Radian Guaranty Inc. (“Radian Guaranty”), the mortgage insurance subsidiary of Radian Group Inc. (the “Company”), completed the previously disclosed sale (the “Sale”) of 100% of the issued and outstanding shares of Radian Asset Assurance Inc., (“Radian Asset”) a wholly owned financial guaranty insurance subsidiary of Radian Guaranty, to Assured Guaranty Corp., a subsidiary of Assured Guaranty Ltd. (“Assured”), pursuant to the terms and conditions of that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of December 22, 2014, by and between Radian Guaranty and Assured.

The Purchase Agreement contains customary representations and warranties as well as covenants (including customary indemnification covenants) by each of the parties. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date. Each of Radian Guaranty and Assured has agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters.

The purchase price under the Purchase Agreement was $810 million, and, after transaction-related expenses and other purchase price adjustments, net proceeds to Radian Guaranty were $789 million which resulted in an increase to total investments by the same amount.  In the Company’s Annual Report on Form 10-K (the “2014 Form 10-K”) for the year ended December 31, 2014, the assets and liabilities to be disposed of as of December 31, 2014 were $1,736 million and $947 million, respectively, and were presented as held for sale.  As a result of the closing of the Sale, those assets and liabilities were reduced to zero and total investments increased by the net proceeds amount.  The operating results of Radian Asset were included in discontinued operations for all periods presented in the Company’s 2014 Form 10-K.

The above description of the Purchase Agreement and the above description of the Sale do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2014 and is incorporated herein by reference.

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Item 8.01.          Other Events.

On April 1, 2015, the Company issued a press release in connection with the completion of the Sale described in Item 2.01 above. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

2.1

Stock Purchase Agreement, dated as of December 22, 2014, by and between Radian Guaranty and Assured (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2014).

99.1	Press release issued by the Company on April 1, 2015.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	April 7, 2015	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of December 22, 2014, by and between Radian Guaranty and Assured (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2014).

99.1	Press release issued by the Company on April 1, 2015.

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